Exhibit 99.1

Marrone Bio Innovations, Inc. Reports Third-Quarter 2020 Financial Results

Expansion in international and seed treatment markets led revenue growth and gross margin improvement

DAVIS, Calif. – Nov. 9, 2020 –  Marrone Bio Innovations, Inc. (NASDAQ: MBII) (“Marrone Bio” or the “company”), an international leader in providing growers with sustainable bioprotection and plant health solutions to support global agricultural needs, has provided its financial results for the third quarter ended September 30, 2020.

Selected Financial Highlights

$ in millions	Q3 2020	Q3 2019	% Increase (Decrease)	YTD 2020	YTD 2019	% Increase (Decrease)
Revenues	$8.8	$7.0	27%	$30.7	$22.7	35%
Gross Profit	$5.0	$3.6	40%	$18.0	$12.4	45%
Gross Margin	56.7%	51.5%	+520bps	58.6%	54.6%	+400bps
Operating Expenses	$10.4	$13.4	(22)%	$31.1	$32.2	(4)%
Operating Expense Ratio	118%	192%	-7,300bps	101%	142%	-4,100bps
Net Income (Loss)	$(6.1)	$(16.4)	(63)%	$(16.0)	$(27.0)	(41)%
Adjusted EBITDA[1]	$(3.6)	$(4.3)	(18)%	$(8.8)	$(10.7)	(18)%
Cash Used in Operations	$(0.9)	$(5.7)	(85)%	$(8.6)	$(16.4)	(48)%

1Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

Third-Quarter 2020 Financial and Operational Summary

○	The company’s 27% increase in third-quarter revenues reflected growth from its strategic expansion in international and seed treatment markets. In the United States, Marrone Bio’s biological seed treatments for corn and soybeans are entering their third year in the market, and delivering positive performance that supported the sales increase in the quarter. Sales also benefitted in the quarter from the introduction in Latin America of a new foliar treatment to promote plant health for soybeans.

○	Gross profit and margins benefitted from the positive mix effect of sales into high-value markets. Gross profit in the quarter rose 40% to $5 million, with gross margins of 56.7%.

○	Operating expenses in the third quarter declined 22% to $10.4 million, reflecting the benefit of cost savings measures put in place earlier in the year in response to the COVID-19 pandemic, partially offset by the addition of operating expenses from the acquisition of Pro Farm. In comparison, operating expenses in the third quarter of 2019 were $13.4 million, which included $3.7 million in acquisition related expenses.

○	The operating expense ratio – a key performance indicator that compares operating expenses to revenues – declined by 7,300 basis points to 118% as a result of lower expenses and higher revenues.

○	Net income (loss) in the third quarter improved 63% to a loss of $6.1 million, and benefitted from increases in revenues and gross profit, and a decrease in operating expenses. In comparison, the $16.4 million net loss in the third quarter of 2019 included $6.3 million in non-cash charges related to the estimated fair value of a warrant exercise and modification.

○	Adjusted EBITDA improved 18% to a loss of $3.6 million in the third quarter. The improvement reflected the increase in revenues and gross profit, as well as lower operating expenses. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.

○	Cash used in operations in the third quarter was $0.9 million, an 85% improvement when compared with $5.7 million of cash used in operations in the third quarter of 2019. The combination of higher revenues and lower operating expenses contributed to the reduction.

Year-to-Date 2020 Financial and Operational Summary

○	Revenues for the first nine months of 2020 increased 35% to $30.7 million as the company gained greater market penetration across its portfolio of crop protection, crop health and crop nutrition product families. Year to date September, the company has gained share in both fungicides and insecticides in the key California market for fruits and vegetables, despite difficult market conditions. The portfolio performed particularly well in strawberries and wine grapes. Regalia bio-fungicide was one of the market leaders in its category in California. In row crops the company expanded its international presence for seed treatments and foliar applications.

○	Gross profit rose 45%, with gross margins of 58.6% year to date in 2020. A higher value sales mix drove the 400 basis point improvement from gross margins in the first nine months of 2020.

○	Operating expenses in the first nine months of 2020 decreased 4% to $31.1 million. Cost savings were partially offset by the addition of nine months of operating expenses from Pro Farm. Year-to-date operating expenses in 2020 also benefited by $1.4 million from a Paycheck Protection Program (PPP) loan secured to retain employees supporting the essential agricultural industry during the COVID-19 pandemic, which has since been forgiven.

○	The operating expense ratio of 101% was a step change from the operating expense ratio of 142% in the first nine months of 2019, and reflected the reduction in spending while revenues grew.

○	Net loss for the first nine months of 2020 was $16.0 million as compared with a net loss of $27 million in the same period last year. The 41% improvement was a function of revenue and gross profit growth coupled with reduced spending. The net loss for the first nine months of 2020 included non-cash adjustments related to warrant exercises, stock compensation and amortization charges. The net loss in the first nine months of 2019 also included a non-cash charge related to a warrant exercise.

○	Adjusted EBITDA was a loss of $8.8 million year-to-date in 2020, as compared with a loss of $10.7 million for the same period in 2020. The improvement in Adjusted EBITDA reflected the benefit of higher sales and gross profit, and lower operating expenses. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.

○	Cash used in operations was $8.6 million year-to-date, a 48 percent improvement that reflected revenue and gross profit growth coupled with cost containment. Cash used in operations in the first nine months of 2020 also benefited from $1.7 million in proceeds from the PPP loan.

Management Commentary

“Our third-quarter results were particularly encouraging as we delivered on our ambitions to expand our international presence and to further penetrate the seed treatment market for row crops,” said Chief Executive Officer Kevin Helash. “The benefit of this strategic shift was reflected in another quarter of gross margins in line with our annual target in the mid-50% range, and sales that keep us on track to achieve full year revenue growth in the range of our historical levels. Additionally, we continue to make progress on cost management, reducing our operating expense ratio while making targeted investments in the areas that will accelerate our path to profitability.

“While we are expanding our business in Latin America, the second half of the year is typically a smaller period for us in terms of revenue,” Helash added. “While we anticipate that our 2020 full-year revenues will be in the range of our historical growth rate, we continue to believe that our sales mix will continue on the historical trend of being stronger in the first half of the year than the second, and will continue to do so as we move forward.”

Conference Call and Webcast

Management will host an investor conference call today 1:30 p.m. PST (4:30 p.m. EST) to discuss Marrone Bio Innovations’ third quarter 2020 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q3 2020 Conference Call and Webcast

Date: Monday, November 9, 2020

Time: 1:30 p.m. PST (4:30 p.m. EST)

U.S. Dial-in: 1-800-437-2398

International Dial-in: 1-323-289-6576

Conference ID: 1021625

Webcast: http://public.viavid.com/index.php?id=141814

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through December 9, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 1021625. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Q3 2020 Webcast

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven®, Pacesetter™, Zelto® Jet Oxide® and Jet Ag® and Zequanox®, with a next-generation insecticide-nematicide, a breakthrough bioherbicide and a biofumigant in the Company’s product pipeline. MBI’s Pro Farm Finland-based subsidiary employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include UBP™ 110, Foramin®, UBP™ Seed Treatment, Foramin® ST.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA which is not a financial measure as defined by GAAP. This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted EBITDA as a measure internally for budgeting purposes.

For a reconciliation of the non-GAAP measures presented in this earnings release to their most directly comparable financial measure prepared in accordance with GAAP, see “Non-GAAP Reconciliation” below. Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, plus (6) from time to time, certain other items which are specific transaction-related items.

GAAP to non-GAAP Reconciliation
(in thousands)
	QTD Q3	QTD Q3	YTD Q3	YTD Q3
	2020	2019	2020	2019
Net Loss (AS REPORTED)	$(6,063)	$(16,366)	$(15,957)	$(27,035)
Taxes	37	-	117	-
Interest expense	405	355	1,073	1,014
Depreciation and amortization	885	524	2,666	1,427
EBITDA	$(4,736)	$(15,487)	$(12,101)	$(24,594)
Stock based compensation	964	742	2,755	1,906
Acquisition related costs	-	2,690	-	3,744
Litigation cost and settlement	-	1,405	-	1,914
Loss on modification of warrants	-	1,564	-	1,564
Loss on issuance of new warrants	-	4,751	1,391	4,751
Change in fair value of contingent consideration	200	-	563	-
Reduction in expenses related to PPP funds	-	-	(1,396)	-
Adjusted EBITDA	$(3,572)	$(4,335)	$(8,788)	$(10,715)

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include financial guidance and other statements regarding the company’s future revenue growth, margins and other financial results; future adoption of the company’s products; and the potential benefits of the company’s products. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other relevant third parties and any difficulty in integrating the acquired Pro Farm, Jet-Ag and Jet-Oxide businesses. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the Securities and Exchange Commission. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Kevin Helash, CEO

Jim Boyd, President and CFO

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations:

Lucas A. Zimmerman

Senior Vice President

MZ Group – MZ North America

Main: 949-259-4987

MBII@mzgroup.us

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

(Unaudited)

	SEPTEMBER 30,	DECEMBER 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$8,971	$6,252
Accounts receivable	6,827	5,925
Inventories, net	6,193	8,149
Prepaid expenses and other current assets	2,016	1,390
Total current assets	24,007	21,716
Property, plant and equipment, net	12,789	13,260
Right of use assets, net	3,977	4,567
Intangible assets, net	22,079	23,842
Goodwill	6,740	6,764
Restricted cash	1,560	1,560
Other assets	911	1,008
Total assets	$72,063	$72,717
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,985	$3,379
Accrued liabilities	13,101	12,467
Deferred revenue, current portion	541	427
Lease liability, current portion	981	913
Debt, current portion, net	6,333	3,899
Total current liabilities	22,941	21,085
Deferred revenue, less current portion	1,688	1,986
Lease liability, less current portion	3,303	3,970
Debt, less current portion, net	11,367	11,847
Debt due to related parties	7,300	7,300
Other liabilities	2,359	2,971
Total liabilities	48,958	49,159
Commitments and contingencies	-	-
Stockholders’ equity:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at September 30, 2020 and December 31, 2019	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 152,475 and 139,526 shares issued and outstanding as of September 30, 2020 and December 31, 2019	1	1
Additional paid in capital	359,710	344,206
Accumulated deficit	(336,606)	(320,649)
Total stockholders’ equity	23,105	23,558
Total liabilities and stockholders’ equity	$72,063	$72,717

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019	2020	2019
Revenues:
Product	$8,697	$6,859	$30,295	$22,342
License	131	107	361	337
Total revenues	8,828	6,966	30,656	22,679
Cost of product revenues	3,826	3,381	12,701	10,298
Gross profit	5,002	3,585	17,955	12,381
Operating Expenses:
Research, development and patent	3,112	3,760	8,658	10,336
Selling, general and administrative	7,335	9,598	22,406	21,876
Total operating expenses	10,447	13,358	31,064	32,212
Loss from operations	(5,445)	(9,773)	(13,109)	(19,831)
Other income (expense):
Interest expense	(405)	(355)	(1,073)	(1,014)
Loss on modification of warrants	—	(1,564)	—	(1,564)
Loss on issuance of new warrants	—	(4,751)	(1,391)	(4,751)
Change in fair value of contingent consideration	(200)	—	(563)	—
Other income (expense), net	24	77	296	126
Total other income (expense), net	(581)	(6,593)	(2,731)	(7,203)
Loss before taxes	(6,026)	(16,366)	(15,840)	(27,034)
Income Taxes	(37)	-	(117)	-
Net loss	$(6,063)	$(16,366)	$(15,957)	$(27,034)
Basic and diluted net loss per common share:	$(0.04)	$(0.14)	$(0.11)	$(0.24)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	150,233	116,186	146,840	112,553

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,
	2020	2019
Cash flows from operating activities
Net loss	$(15,957)	$(27,034)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,666	1,427
Gain on disposal of equipment	(9)	(9)
Right of use assets amortization	590	602
Share-based compensation	2,755	1,906
Non-cash interest expense	175	213
Loss on modification of warrants	—	1,564
Loss on issuance of new warrants	1,391	4,751
Change in fair value of contingent consideration	563	—
Net changes in operating assets and liabilities:
Accounts receivable	(902)	(4,043)
Inventories, net	1,956	(84)
Prepaid Expenses and other assets	(529)	(904)
Accounts payable	(1,337)	(384)
Accrued and other liabilities	981	6,571
Lease Liability	(599)	(471)
Deferred revenue	(344)	(500)
Net cash used in operating activities	(8,600)	(16,395)
Cash flows from investing activities
Payment of contingent consideration in connection with previous asset purchase	(890)	(544)
Sale of property, plant, equipment	2	—
Business combination, net of cash acquired	-	(5,849)
Purchases of property, plant and equipment	(458)	(218)
Net cash used in investing activities	(1,346)	(6,611)
Cash flows from financing activities
Proceeds from secured borrowings	32,837	24,005
Reductions in secured borrowings	(30,461)	(21,123)
Net settlement of options	—	—
Financing costs	(64)	—
Exercise of stock options	31	55
Proceeds from employee stock purchase plan	179	80
Exercise of warrants	10,580	10,000
Repayment of debt	(437)	(333)
Net cash provided by financing activities	12,665	12,684
Net increase (decrease) in cash and cash equivalents and restricted cash	2,719	(10,322)
Cash and cash equivalents and restricted cash, beginning of period	7,812	19,781
Cash and cash equivalents and restricted cash, end of period	$10,531	$9,459

Supplemental disclosure of cash flow information
Cash paid for interest	$884	$794
Supplemental disclosure of non-cash operating activities
Reclass of restricted stock units in lieu of cash bonus	$632	$—
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$35	$5
Fair value of non-cash consideration issued in acquisition transactions	—	22,054